UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 17, 2021

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2021, ImmunityBio, Inc. (the “Company”) received gross proceeds of $300,000,000 and entered into a Promissory Note (the “Note”) with Nant Capital, LLC on the following terms:

•	principal of Three Hundred Million dollars ($300,000,000);

•	maturity date of December 17, 2022 (the “Maturity Date”);

•	origination fee of 0.5%;

•	interest rate of the Term Secured Overnight Financing Rate (SOFR) plus 5.4%;

•	interest paid quarterly in arrears; and

•

if the Note is not paid by the Maturity Date and is in default, then the Company may choose to pay off the Note by converting the then outstanding principal and interest into shares of Company common stock at a conversion price of $5.67 per share.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent relevant, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors previously approved an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to Nine Hundred Million (900,000,000) shares. On December 19, 2021, such amendment was approved by the written consent of stockholders holding approximately 79% of the Company’s issued and outstanding shares of Common Stock. An information statement will be mailed to all stockholders of record on December 17, 2021 and the increase in the number of authorized shares of Common Stock will be effective 21 days after the mailing of the Information Statement.

Item 7.01	Regulation FD Disclosure.

As previously disclosed, the Company had filed a registration statement regarding, and had been pursuing, an ATM offering to finance its ongoing operations. With the receipt of $300,000,000 of gross proceeds from the debt financing described above, the Company plans to pause its efforts to raise capital via the ATM offering for the near foreseeable future although it may decide to continue its ATM offering at any time.

On December 20, 2021, the Company issued a press release regarding the matters described above as well as additional information regarding its ongoing business initiatives and year in review. A copy of the press release is filed as Exhibit 99.1 and incorporated by reference.

The information in this Item 7.01 of this report is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K (“Report”) contains forward-looking statements which include statements regarding plans regarding our ATM offering. These statements are based upon information available to us as of the date of this Report, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. In particular, the Company’s utilization of its ATM will depend upon future market conditions and other factors. Given these uncertainties, you should not place undue reliance on these forward-looking statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. You should read this Report completely and with the understanding that our actual future timing and results may be materially different from what we expect.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

10.1	Promissory Note by and between the Company and Nant Capital, LLC dated as of December 17, 2021.

99.1	Press Release dated December 20, 2021

104	Cover page interactive data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.

Date: December 20, 2021	By:	/s/ David Sachs
David Sachs Chief Financial Officer